                                                                   EXHIBIT 10(f)


                              AMENDED AND RESTATED
                                   ONEIDA LTD.
                           RESTRICTED STOCK AWARD PLAN
                       (Effective as of February 1, 2000)

         1. Purpose. The Amended and Restated Oneida Ltd. Restricted Stock Award Plan, (effective as of February 1, 2000) (the "Plan") is intended to attract, retain and motivate officers and key employees of Oneida Ltd., a New York corporation, or any successor corporation thereto (the "Company") and its Subsidiaries (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company and its Subsidiaries and to encourage ownership by them of stock of the Company.

         2. Definitions. For purposes of the Plan, the following terms shall be defined as follows:

         "Board of Directors" or "Board" shall mean the Board of Directors of Oneida Ltd.

         "Cause" shall mean (i) the willful failure of a Recipient to satisfactorily perform the duties consistent with his title and position;
     (ii) the commission by a Recipient of a felony, or the perpetration by a Recipient of a dishonest act or common law fraud against the Company or any of its Subsidiaries; or (iii) any other willful act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its Subsidiaries and failure of such Recipient to correct such act or omission within ten business days after notice by the Company of such act or omission.

         "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
     Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, anything in this Plan to the contrary notwithstanding, a Change in Control shall be deemed to have occurred if:

            (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

            (b) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

            (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Business Combination"), in each case with respect to which the stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own directly or indirectly more than 50% of the combined voting power of the Company or other corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the voting securities of the Company;

            (d) all or substantially all of the assets of the Company are sold, liquidated or distributed; or

            (e) there occurs a transaction that constitutes a change in the (i) ownership of the Company, (ii) effective control of the Company or
         (iii) effective ownership of a substantial portion of the assets of the Company, as determined pursuant to Code Section 280G and the regulations promulgated thereunder.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

         "Committee" shall mean the Compensation Committee, any successor committee thereto or any other committee appointed by the Board to administer the Plan.

         "Common Stock" shall mean the Company's $1.00 par value common stock.

         "Company" shall mean Oneida Ltd., a New York corporation, and any successor to all or substantially all of the business or assets thereof.

         "Disability" shall mean any physical or mental injury or disorder of a Recipient which precludes the continued active employment of a Recipient and which is evidenced by the Recipient's eligibility to receive disability benefits under the Company Long-Term Disability Plan (or a determination by the Committee that such Recipient would be eligible to receive disability benefits if then participating in such plan).

         "Effective Date" shall mean February 1, 2000, subject to approval by the Company's shareholders at the annual meeting of shareholders in 2000.

         "Eligible Individuals" shall mean officers or key employees of the Company or a Subsidiary, as determined by the Committee in its sole discretion.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder and any successor provisions thereto.

         "Good Reason" shall mean, with respect to any Recipient and without such Recipient's consent, (i) failure to elect or reelect or to appoint or reappoint such a Recipient to, or removal of such Recipient from, the position such Recipient holds with the Company at the commencement of the Restriction Period or a superior position; (ii) relocation of the office of the Company where such Recipient is employed to a location more than 50 miles from Oneida, New York; or (iii) a material reduction in such Recipient's total annual cash compensation.

         "Plan" shall mean the Amended and Restated Oneida Ltd. Restricted Stock Award Plan, as may be amended and restated from time to time.

         "Prior Plan" shall mean the Oneida Ltd. Restricted Stock Award Plan, effective as of February 1, 1990, as amended from time to time.

         "Recipient" shall mean any Eligible Individual to whom an award of Restricted Stock is made.

         "Restricted Stock" shall mean a share of Common Stock granted to a Recipient subject to the restrictions hereof.

         "Restricted Stock Agreement" shall mean the written agreement between the Company and a Recipient setting forth the terms and conditions of an award of Restricted Stock under the Plan.

         "Restriction Period" shall mean, with respect to any Restricted Stock award, the period of time during which such Restricted Stock award is subject to the restrictions hereof. The duration of the

     Restriction Period shall be determined by the Committee in its sole discretion and set forth in the applicable Restricted Stock Agreement.

         "Retirement" shall mean a Recipient's termination or resignation of employment with the Company on or after "normal retirement age," as such term or a similar term is defined in the Company's qualified defined benefit retirement plan.

         "Special Circumstances" shall mean such events as the Committee may, in its sole discretion, and from time to time, determine to warrant the full or partial vesting of previously unvested Restricted Stock, provided, however, that Special Circumstances shall not include termination of a Recipient's employment for Cause.

         "Subsidiary" means any corporation of which the Company directly or indirectly controls 50% or more of the total combined voting power entitled to vote in the election of directors.

         3. Duration of the Plan. The Plan shall be amended and restated effective as of the Effective Date. The Plan shall remain in effect until terminated by the Board and thereafter until all Restricted Stock awards granted under the Plan either vest or are terminated under the terms of the Plan or under the applicable Restricted Stock Agreement. Notwithstanding the foregoing, Restricted Stock may not be granted under the Plan after the tenth anniversary of the Effective Date.

         4. Administration of the Plan.

         (a) The Plan shall be administered by the Committee, and the Committee shall make the determinations set forth in this Section 4(a), based on the recommendations of the Company's management. The Committee shall have full power and authority, subject to the express provisions of the Plan, (i) to select Recipients from among the Eligible Individuals, (ii) to make Restricted Stock awards in accordance with the Plan, (iii) to determine the number of shares of Restricted Stock subject to each Restricted Stock Agreement, (iv) to determine the terms and conditions of each award of Restricted Stock, including the authority to amend and modify the terms and conditions of an award of Restricted Stock after the granting thereof to a Recipient, (v) to specify and approve the provisions of the Restricted Stock Agreements delivered to Recipients in connection with their award of Restricted Stock, (vi) to construe and interpret any Restricted Stock Agreement delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (viii) to make all factual determinations with respect to the Plan and (ix) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

         (b) The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

         (c) All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

         (d) No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan, except such person's own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

         5. Shares of Common Stock Subject to the Plan. Subject to Section 10, the total number of shares of Common Stock which may be issued under the Plan, shall be 100,000 shares, less any awards of Restricted Stock granted under the Prior Plan. Restricted Stock issued under the Plan or the Prior Plan which is forfeited by a

Recipient under the terms of the Plan or the Restricted Stock Agreement shall again be eligible for future awards under the Plan.

         6. Eligibility. The Committee shall determine, in its sole discretion, which Eligible Individuals may participate in the Plan. Restricted Stock awards shall not be affected by any change of the Recipient's duties or positions so long as he or she continues to be an employee of the Company or a Subsidiary.

         7. Restricted Stock Awards. The Committee shall have the authority to grant Restricted Stock under the Plan to a Recipient. Restricted Stock awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall in its discretion deem appropriate and that are not inconsistent with the Plan:

         (a) Restricted Stock Agreement. Each Recipient receiving an award of Restricted Stock shall enter into a Restricted Stock Agreement in such form and containing such restrictions, terms and conditions as the Committee, in its sole discretion, deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares. In the event of any conflict or inconsistency between the Plan and any such Restricted Stock Agreement, the Plan shall govern, and the Restricted Stock Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

         (b) Terms of Restricted Stock Awards Generally. Subject to the terms of the Plan, an award of Restricted Stock may be granted in such manner as the Committee may from time to time approve. Subject to the terms of the Plan, the Committee shall determine the number of shares of Restricted Stock subject to each Restricted Stock award granted to a Recipient, and the Committee may impose different terms and conditions on any particular Restricted Stock award granted to any Recipient.

         (c) Vesting. Notwithstanding any provision in the Plan to the contrary, shares of Restricted Stock awarded to a Recipient shall vest in accordance with the schedule set forth in each Recipient's Restricted Stock Agreement, provided the Recipient is employed by the Company at the end of each vesting period or otherwise meets the conditions set forth in such applicable Restricted Stock Agreement.

         (d) Restricted Period. The Restriction Period of a Restricted Stock award shall commence on the date such award is made and shall expire in accordance with the schedule established by the Committee and set forth in the Restricted Stock Agreement.

         (e) Evidence of Ownership. Each Recipient receiving a Restricted Stock award shall be issued a certificate or certificates in respect of such Restricted Stock award at the time of grant. Such certificate or certificates shall be registered in the name of such Recipient, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award of Restricted Stock. The Committee may require, as a condition of any award of Restricted Stock, that the Recipient deliver a stock power, endorsed in blank, relating to the Restricted Stock covered by such award. Physical possession or custody of the certificates will be retained by the Company until such time as the Restricted Stock has vested.

         (f) Rights as Shareholder. During the Restriction Period, the Recipient will be entitled to all rights of a stockholder of the Company, including the right to vote the Restricted Stock and receive dividends declared on such shares of Restricted Stock. However, any shares of Common Stock received as a result of a stock distribution to holders of nonvested Restricted Stock or any dividend or stock split in respect of shares of Restricted Stock that are not vested as of the date thereof shall be treated as additional shares under the Restricted Stock award and shall be subject to the same restrictions and other terms and conditions as such shares of nonvested Restricted Stock.

         8. Termination of Employment. If a Recipient's employment terminates during the Restriction Period (i) due to death, Retirement, Disability, termination of employment without Cause or termination of employment by the Recipient for Good Reason, or (ii) for any reason other than termination for Cause following a Change in Control, the portion of the Restricted Stock award then outstanding and not vested shall fully vest as of the date of termination. If a Recipient's employment terminates due to Special Circumstances, the Committee, in its sole discretion, may provide that some or all of the nonvested portion of a Recipient's Restricted Stock award shall vest as of the date of such termination; provided, however, that any such determination by the Committee shall apply only to the affected Recipient and shall not govern or control the Committee's decision with respect to any other Recipient whose employment terminates under the same or similar circumstances. Termination of employment for any reason other than the foregoing will result in the immediate forfeiture of all nonvested Restricted Stock then held by the terminated Recipient.

         9. Nontransferability. Restricted Stock or any rights or interests therein shall not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder until such time as it vests, subject to further restrictions on transfer as may be applicable under Federal or state securities laws of the rules and regulations or any exchange or automated quotation system on which the Common Stock is listed.

         10. Adjustment Upon Changes in Capital Structure.

         Notwithstanding any other provisions of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number, kind and class of shares available thereunder or to any outstanding award of Restricted Stock as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the shares of outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations or any similar corporate action or proceeding.

         11. Amendment of the Plan. The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part. No termination, modification, suspension or amendment of the Plan shall, without the written consent of a Recipient to whom any Restricted Stock awards shall previously have been granted, adversely affect his or her rights under such Restricted Stock awards. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Restricted Stock award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and Federal laws.

         12. Miscellaneous.

         (a) Tax Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Recipient for applicable income tax purposes with respect to any Restricted Stock award under the Plan, the Recipient shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Recipient.

         (b) No Right to Grants or Employment. No Eligible Individual or Recipient shall have any claim or right to receive grants of Restricted Stock awards under the Plan. Nothing in the Plan or in any Restricted Stock award or Restricted Stock Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without Cause.

         (c) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Recipient by the Company, nothing contained herein shall give any such Recipient any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Restricted Stock hereunder.

         (d) Other Employee Benefit Plans. Payments received by a Recipient under any Restricted Stock award made pursuant to the provisions of the Plan shall not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or any Subsidiary.

         (e) Securities Law Restrictions. The Committee may require each Recipient to represent to and agree with the Company in writing that such Recipient is acquiring the Restricted Stock for investment and not with a view to the distribution thereof. All certificates for shares of Restricted Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission and any exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable Federal and state securities laws.

         (f) Liability Under the Exchange Act. Notwithstanding anything contained in the Plan or any Restricted Stock Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Recipient pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

         (g) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

         (h) Applicable Law. The validity of the Plan and the construction and interpretation of the Plan shall be determined in accordance with and governed by the laws of the State of New York.